As filed with the Securities and Exchange Commission on November 3, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3407945 (I.R.S. Employer Identification No.)
_____________________________

65 Willowbrook Boulevard Wayne, New Jersey (Address of Principal Executive Offices)	07470 (Zip Code)

Audible, Inc.
1999 Stock Incentive Plan
(Full title of the plan)

Donald R. Katz
Chief Executive Officer
Audible, Inc.
65 Willowbrook Boulevard
Wayne, NJ 07470
(Name and address of agent for service)

(973) 837-2700
(Telephone number, including area code, of agent for service)
_____________________________
Copy to:

John Edwin Depke
DLA Piper US LLP
1251 Avenue of the Americas
New York, NY 10020-1104
(212) 335-4831
_____________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	1,500,000 (2)	$7.43	$11,145,000	$1,193

(1)
An aggregate of 5,700,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of Audible, Inc. may be offered or issued pursuant to the Audible, Inc. 1999 Stock Incentive Plan, 1,200,000 of which were previously registered on Form S-8 (File No. 333-110210), 3,000,000 of which were previously registered on Form S-8 (File No. 333-91107) and 1,500,000 of which are registered on this Form S-8.

(2)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions pursuant to the Audible, Inc. 1999 Stock Incentive Plan.

(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on October 30, 2006 (i.e. $7.43). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by Audible, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") (File Nos. 333-110210 and 333-91107) with respect to securities offered pursuant to the Company’s 1999 Stock Incentive Plan, are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 8. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-76985)).
4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended 12/31/01 (File No. 000-26529)).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-76985)).
4.4	Amendment No. 2 to the Audible, Inc. 1999 Stock Incentive Plan (filed herewith).
5.1
Opinion of DLA Piper US LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Audible, Inc. 1999 Stock Incentive Plan. (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).
24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of New Jersey, on the 30th day of October, 2006.

AUDIBLE, INC.

By: /s/ Donald R. Katz
Donald R. Katz
Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of Audible, Inc., a Delaware corporation (the "Corporation"), hereby constitute and appoint Donald R. Katz the true and lawful agent and attorney−in−fact of the undersigned with full power and authority in said agent and attorney−in−fact to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S−8 (or other appropriate form) (the "Registration Statement") relating to the proposed issuance of Common Stock, par value $0.01, of the Corporation and other securities pursuant to the exercise of stock options granted under the Corporation’s 1999 Stock Incentive Plan (or any and all amendments, including post−effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorney−in−fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald R. Katz Donald R. Katz	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 30, 2006

/s/ Andrew P. Kaplan Andrew P. Kaplan	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	October 30, 2006

/s/ Gary L. Ginsberg Gary L. Ginsberg	Director	October 30, 2006

___ Johannes Mohn	Director

/s/ Alan J. Patricof Alan J. Patricof	Director	October 30, 2006

/s/ Oren Zeev Oren Zeev	Director	October 30, 2006

/s/ Richard Sarnoff Richard Sarnoff	Director	October 30, 2006

/s/ William H. Washecka William H. Washecka	Director	October 30, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-76985)).
4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended 12/31/01 (File No. 000-26529)).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-76985)).
4.4	Amendment No. 2 to the Audible, Inc. 1999 Stock Incentive Plan (filed herewith).
5.1
Opinion of DLA Piper US LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Audible, Inc. 1999 Stock Incentive Plan. (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).
24.1	Power of Attorney (included on signature page).